Exhibit 99.1

Devon Energy Corporation
333 West Sheridan Avenue
Oklahoma City, OK 73102-5015

Devon Corporation Commences Private Exchange Offers and Consent Solicitations for

Outstanding Notes of WPX Energy, Inc.

OKLAHOMA CITY – May 10, 2021 (GLOBE NEWSWIRE) – Devon Energy Corporation (NYSE: DVN) (the “Company” or “Devon”) announced today that it is commencing private exchange offers (the “Exchange Offers”) and related consent solicitations (the “Consent Solicitations”) with respect to the series of outstanding notes of WPX Energy, Inc., a wholly-owned, direct subsidiary of Devon, listed in the table below (the “WPX Notes”).

Pursuant to the Exchange Offers, Devon is offering to issue, in a private offering to eligible noteholders, and for the consideration set forth in the table below, new notes (the “Devon Notes”) in exchange for any and all (to the extent held by eligible holders) of the approximately $2.0 billion aggregate principal amount of the outstanding WPX Notes. In addition, pursuant to the Consent Solicitations, Devon is soliciting consents from the eligible noteholders to amend the WPX Notes and related indenture under which they were issued (as supplemented, the “WPX Indenture”).

Title of Series of WPX	CUSIP Number of WPX Notes	Maturity Date	Aggregate Principal Amount Outstanding	Corresponding Series of Devon Notes to be Issued in Exchange for WPX Notes	Consideration per $1,000 Principal Amount of WPX Notes Tendered
					Tendered After Early Tender Deadline		Tendered by Early Tender Deadline
					Cash Consideration	Principal Amount of Devon Notes Issued(1)	Cash Consideration(2)	Principal Amount of Devon Notes Issued(1)
8.250% Notes due 2023	98212BAG8	August 1, 2023	$242,374,000	8.250% Notes due 2023	—	$970	$1.00	$1,000
5.250% Notes due 2024	98212BAE3	September 15, 2024	$472,230,000	5.250% Notes due 2024	—	$970	$1.00	$1,000
5.250% Notes due 2027	98212BAJ2	October 15, 2027	$390,000,000	5.250% Notes due 2027	—	$970	$1.00	$1,000
5.875% Notes due 2028	98212BAM5	June 15, 2028	$325,000,000	5.875% Notes due 2028	—	$970	$1.00	$1,000
4.500% Notes due 2030	98212BAL7	January 15, 2030	$585,000,000	4.500% Notes due 2030	—	$970	$1.00	$1,000

(1)	Principal amount of Devon Notes to be issued in exchange for each $1,000 principal amount of WPX Notes validly tendered and accepted for exchange.
(2)	Per $1,000 principal amount of WPX Notes validly tendered and not validly withdrawn by the Early Tender Deadline (as defined below) and accepted for exchange.

The Exchange Offers and Consent Solicitations are being made upon the terms and conditions set forth in an Offer to Exchange and Consent Solicitation Statement dated May 10, 2021 (the “Offer to Exchange”), copies of which will be made available to holders of the WPX Notes eligible to participate in the Exchange Offers. Each Exchange Offer and Consent Solicitation will expire at 11:59 p.m., New York City time, on June 7, 2021, unless such date is extended or earlier terminated (such date and time, as they may be extended, the “Expiration Date”). Tendered WPX Notes may not be withdrawn and consents may not be revoked after 5:00 p.m., New York City time, on May 21, 2021, unless extended or earlier terminated, except as required by applicable law. Devon reserves the right to terminate, withdraw, amend or extend one or more of the Exchange Offers and Consent Solicitations in its discretion, subject to the terms and conditions set forth in the Offer to Exchange.

Subject to the terms and conditions set forth in the Offer to Exchange, each eligible noteholder exchanging WPX Notes in the Exchange Offers will be eligible to receive, in exchange for the WPX Notes validly tendered and not validly withdrawn, Devon Notes having the same interest payment and maturity dates, interest rate and, except as set forth in the Offer to Exchange, redemption provisions as the corresponding series of WPX Notes exchanged. Eligible holders who validly tender and do not validly withdraw their tendered WPX Notes by 5:00 p.m., New York City time, on May 21, 2021 (such date and time, as they may be extended, the “Early Tender Deadline”) will be eligible to receive, subject to the terms and conditions set forth in the Offer to Exchange, Devon Notes in the same principal amount as the WPX Notes tendered therefor plus cash consideration of $1.00 per $1,000 principal amount of WPX Notes tendered (the “Cash Consideration”). Eligible noteholders who validly tender their WPX Notes after the Early Tender Deadline but on or prior to the Expiration Date will be eligible to receive $970 principal amount of the applicable series of Devon Notes per $1,000 principal amount of WPX Notes validly tendered, but not the Cash Consideration (the “Exchange Consideration”). Settlement of the Exchange Offers is expected to occur on or about June 9, 2021, unless Devon extends the Expiration Date or terminates the Exchange Offers. Interest on each Devon Note will accrue from (and including) the last interest payment date on which interest was paid on the corresponding WPX Note tendered in exchange for such Devon Note, and, accordingly, no accrued interest will be paid on the settlement date in respect of WPX Notes accepted for exchange, except as set forth in the Offer to Exchange with respect to cash paid in lieu of Devon Notes not delivered.

The Devon Notes will be issued in denominations of $2,000 and integral multiples of $1,000 in excess thereof. If the principal amount of Devon Notes validly tendered after the Early Tender Deadline that would otherwise be required to be delivered in exchange for a tender of WPX Notes would not equal $2,000 or an integral multiple of $1,000 in excess thereof, it will be rounded down to $2,000 or the nearest integral multiple of $1,000 in excess thereof, and Devon will pay cash equal to the remaining portion of the Exchange Consideration for such WPX Notes plus accrued and unpaid interest with respect to that portion. No tender of WPX Notes will be accepted after the Early Tender Deadline, however, if it would result in the issuance of less than $2,000 principal amount of Devon Notes.

Devon’s obligation to accept and exchange the WPX Notes validly tendered pursuant to the Exchange Offers is subject to customary conditions, as set forth in the Offer to Exchange. The Exchange Offers and Consent Solicitations are not conditioned upon the tender of any minimum aggregate principal amount of the WPX Notes or the receipt of the requisite consents in any of the Consent Solicitations.

In the Consent Solicitations, Devon is soliciting the consents of the eligible holders to amend the WPX Notes and the WPX Indenture to eliminate or revise certain of the restrictive covenants, including the merger covenant, events of default other than payment-related events of default and to reduce to 3 business days the minimum period for notices of redemption and make certain other conforming changes to the redemption provisions of the existing outstanding Devon Notes. Consents of the holders of not less than a majority in principal amount of each series of WPX Notes must be obtained for the amendments to be effective to such series of WPX Notes and to the WPX Indenture. Holders will not be permitted to tender their WPX Notes without delivering consents or to deliver consents without tendering their WPX Notes.

This press release is issued pursuant to Rule 135c under the Securities Act of 1933, as amended (the “Securities Act”). This press release is neither an offer to sell nor the solicitation of an offer to buy the Devon Notes or any other securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which, or to any person to whom, such an offer, solicitation or sale is unlawful. The Exchange Offers have not been and will not be registered under the Securities Act, or the securities laws of any other jurisdiction. The Devon Notes will be issued in reliance upon exemptions from, or in transactions not subject to, registration under the Securities Act. The Devon Notes will be offered for exchange only (1) to qualified institutional buyers as defined in Rule 144A under the Securities Act in reliance on the exemption provided by Section 4(a)(2) of the Securities Act and (2) outside the United States to persons other than U.S. persons (as defined in Rule 902 under the Securities Act) in reliance upon Regulation S under the Securities Act. The Devon Notes may not be offered, sold, pledged or otherwise transferred in the United States absent registration or an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and other applicable securities laws.

The Exchange Offers and Consent Solicitations are being made only pursuant to the Offer to Exchange. The Offer to Exchange and other documents relating to the Exchange Offers and Consent Solicitations will be distributed only to holders who confirm that they are within the categories of eligible participants in the Exchange Offers. None of Devon, Devon’s subsidiaries, its and their respective directors or officers, the dealer managers and solicitation agents, the exchange agent, the information agent, any trustee for the Devon Notes or the WPX Notes, their respective affiliates, or any other person is making any recommendation as to whether holders should tender their WPX Notes in the Exchange Offers.

Holders who desire a copy of the eligibility letter should contact D.F. King & Co., Inc., the information and exchange agent for the Exchange Offers and Consent Solicitations, at (800) 870-0653 (Toll-free). Banks and brokers should call (212) 269-5550. The eligibility letter may also be found here: www.dfking.com/devon. D.F. King & Co., Inc. will also provide copies of the Offer to Exchange to eligible holders.

In connection with the Exchange Offers and as described in greater detail in the Offer to Exchange, Devon will enter into a registration rights agreement, pursuant to which Devon will be obligated to use commercially reasonable efforts to file with the U.S. Securities and Exchange Commission (the “SEC”) and cause to become effective a registration statement with respect to an offer to exchange each series of Devon Notes for new notes and to use commercially reasonable efforts to file a shelf registration statement to cover resales of the Devon Notes under the Securities Act in the event that Devon determines that a registered exchange offer is not available or may not be completed.

The complete terms and conditions of the Exchange Offers and Consent Solicitations are set forth in the Offer to Exchange. The Exchange Offers are only being made pursuant to the Offer to Exchange. The Exchange Offers are not being made to holders of WPX Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. The Devon Notes have not been approved or disapproved by any regulatory authority, nor has any such authority passed upon the accuracy or adequacy of the Offer to Exchange.

ABOUT DEVON ENERGY

Devon Energy is a leading oil and gas producer in the U.S. with a premier multi-basin portfolio headlined by a world-class acreage position in the Delaware Basin. Devon’s disciplined cash-return business model is designed to achieve strong returns, generate free cash flow and return capital to shareholders, while focusing on safe and sustainable operations.

Investor Contacts	Media Contact
Scott Coody, 405-552-4735	Lisa Adams, 405-228-1732
Chris Carr, 405-228-2496

FORWARD LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the federal securities laws. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company. These risks include, but are not limited to, the Company’s ability to complete any of the Exchange Offers or Consent Solicitations and the other risks identified in the Offer to Exchange, the Company’s Annual Report on Form 10-K and its other filings with the SEC. Investors are cautioned that any such statements are not guarantees of future performance and that actual results or developments may differ materially and adversely from those projected in the forward-looking statements. The forward-looking statements in this press release are made as of the date hereof, and the Company does not undertake, and expressly disclaims, any duty to update or revise its forward-looking statements based on new information, future events or otherwise.